SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6,
1996



                       PREMARK INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)



    Delaware              1-19256              36-3461320
 (State or other         (Commission       (IRS Employer
 jurisdiction of         File Number)      Identification No.)
 Incorporation)


      1717 Deerfield Road, Deerfield, Illinois           60015
  (Address of principal executive offices)       (Zip Code)


                            (847) 405-6000
           (Registrant's telephone number, including area code)

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Item 5.  Other Events

         On November 6, 1996, the Board of Directors of Premark International, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1 per share (the "Common Shares"), of the Company. The dividend is payable on December 16, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1 per share (the "Preferred Shares"), of the Company at a price of $80.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribu-

tion Date.  The Rights will expire on November 6, 2006 (the
"Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares.

         The Rights Agreement, dated November 6, 1996 between the Company and Norwest Bank Minnesota N.A., as Rights Agent, specifying the terms of the Rights and the form of press release announcing the declaration of the rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement in the exhibit attached hereto.

         On November 6, 1996 the Board of Directors of the Company approved changes to the employment agreements (the "Agreements") with its executive officers, to make them consistent with the new Rights Agreement. The provisions of the employment agreements would become effective for a period of three years upon a Change of Control, as defined in the Agreements. Such Agreements require that the executive officer continue to be employed in a position and with terms and conditions of employment that are substantially identical to those before the Change of Control. Specified benefits would be paid in the event that, following a Change of Control, the employment of the executive officer is terminated or the executive officer terminates employment within the 30-day period following the one year anniversary of the Change of Control for any reason, or at any time for the reason that there occurs one or more significantly unfavorable changes in the terms and conditions of his or her employment. Under such Agreements, each of the executive officers would be eligible to receive (a) 3 times the sum of the Executive's annual base salary and the greater of (i) the Executive's incentive awards for the last three period and (ii) the sum of the annual incentive award and the most recent long-term incentive award for the most recent period, plus (b) a prorated amount for the year of termination. The amount of any other severance payments would be offset from the amount payable under the Agreements. If any payments to be made pursuant to such Agreements, either alone or together with payments under any other plans, policies or arrangements, would subject the recipient to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay such recipient an additional amount equal to the excise tax plus a further amount as shall equal the income tax payable with respect to the payment of such excise tax amount and such income tax amount. The Company will also enter into Agreements with future executive officers. The Agreements are substantially the same and a copy of the form of the Agreement is filed as an exhibit and is incorporated herein by reference. The foregoing description of the Agreements is qualified in its entirety by reference to the Agreement in the exhibit attached hereto.


Item 6.  Exhibits


1.  Rights Agreement, dated November 6, 1996, between Premark
    International, Inc. and Norwest Bank Minnesota, N.A., with exhibits.

2.  Press release dated November 6, 1996.

3.  Form of Employment Agreement.

                        SIGNATURE


         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                             PREMARK INTERNATIONAL, INC.




Dated:  November 22, 1996    By       /s/ JOHN M. COSTIGAN
                               Name:  John M. Costigan
                               Title: Senior Vice President,
                                      General Counsel and
                                      Assistant Secretary

EXHIBIT LIST

1.  Rights Agreement, dated November 6, 1996, between Premark
    International, Inc. and Norwest Bank Minnesota, N.A., with exhibits.

2.  Press release dated November 6, 1996.

3.  Form of Employment Agreement.


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